Exhibit 16.1

August 16, 2021

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street, NE

Washington, D.C. 20549

Ladies and Gentlemen:

We have read the statements made by Berkshire Grey, Inc. (formerly Revolution Acceleration Acquisition Corp.) included under Item 4.01 of its Form 8-K dated August 16, 2021. We agree with the statements concerning our Firm under Item 4.01. We are not in a position to agree or disagree with other statements contained therein.

Very truly yours,

Marcum LLP

New York, NY